UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

GH CAPITAL INC.

(Exact name of registrant as specified in its charter)
Florida	333-211778	38-3955212
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Biscayne Boulevard, Suite 2790 , Miami, FL		33131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 714- 9397

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 16, 2018 , we entered into an IR CONSULTING Press / Media Distribution AGREEMENT (the “Agreement”) with Squeeze Reports, Inc. (“SRI”) to serve as our investor relations firm for a period of six months. Under the Agreement, SRI’s responsibilities include: website media advertisement, mail media advertisement, mobile text media advertisement, brand advertisement, and analysis reports.

As compensation for the services under the Agreement, we agreed to pay SRI a one time cash fee of $5,000.00.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the provisions of the Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	IR CONSULTING Press / Media Distribution AGREEMENT between the Company and Squeeze Reports, Inc. dated May 16, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GH Capital, Inc.
(Registrant)
Date:	May 16, 2018
		By:	/s/ Wolfgang Ruecker
		Name:	Wolfgang Ruecker
		Title:	Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors